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                                                                   EXHIBIT 10.66


                              VERTEL CORPORATION
                             CONSULTING AGREEMENT
                             --------------------


This Consulting Agreement ("Agreement") is made and entered into as of the 5th day of January, 1999 by and between Vertel Corporation and its successors (the "Company"), and Steve Waszak ("Consultant"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   SERVICES AND COMPENSATION
          -------------------------

          (a) Consultant agrees to be retained by the Company for consultation services related to business strategy, market development and other areas of knowledge and experience consistent with Consultant's prior work with the Company (the "Services"). Consultant agrees to make himself reasonably available to provide the Services as requested by the Company during the term of this Agreement.

          (b) The Company agrees that Consultant shall be compensated for such services through the grant and continued exercisability of a fully vested nonstatutory stock option to purchase 50,937 shares of the Company's Common Stock (the "Option"). The terms and conditions of the Option are set forth in the Nonstatutory Stock Option Agreement attached hereto as Exhibit A.
                                                           ---------

     2.   CONFIDENTIALITY
          ---------------

          (a) "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, configuration information, marketing finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

          (b) Consultant will not, during or subsequent to the termination of this Agreement, use the Company's Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company's Confidential Information to any third party, and it is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee and/or subcontractor of Consultant, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company's favor substantially similar to Sections 2, 3 and 5 of this Agreement. Confidential Information does not include information which (i) is known to Consultant at the time of disclosure to Consultant by the Company as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or
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(iii) has been rightfully received by Consultant from a third party who is authorized to make such disclosure. Without the Company's prior written approval, Consultant will not directly or indirectly disclose to anyone the existence of the Agreement or the fact that Consultant has this arrangement with the Company which is described in this Agreement.

          (c) Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant in confidence, if any, and that Consultant will not bring onto the premises of the Company any unpublished documents or proprietary information belonging to such employer, person or entity unless previously consented to in writing by such employer, person or entity. Consultant will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Company's use of the work product of Consultant under this Agreement.

          (d) Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company's agreement with such third party.

          (e) During the course of Consultant's services hereunder, the Company will use reasonable efforts to minimize Consultant's exposure to sensitive information that would cause Consultant to be restricted in his ability to trade the Company's securities.

          (f) Upon the termination of this Agreement, or upon Company's earlier request, Consultant will deliver to the Company all of the Company's property or Confidential Information in tangible form that Consultant may have in Consultant's possession or control.

     3.   OWNERSHIP
          ---------

          (a) Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, "Inventions") conceived, made or discovered by Consultant, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Consultant may be directed to undertake, investigate or experiment with, or which Consultant may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. In addition, any Inventions which constitute copyrightable subject matter shall be considered "work made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign (or cause to be assigned) and does hereby assign to the Company all rights, title
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and interest in all such Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

          (b) Consultant agrees to assist Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, promptly after the development of such Inventions and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order for the Company to apply for and obtain such rights and in order for Consultant to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligation to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument shall continue after the termination of this Agreement.

          (c) Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary information, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention.

          (d) Consultant agrees that if the Company is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorneys in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registration thereon or the securing or confirming of Company's fights hereunder with the same legal force and effect as if executed by Consultant.

     4.   REPORTS
          -------

          Consultant agrees that he will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant's progress in performing the Services, as set forth in Section 1, and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

     5.   CONFLICTING OBLIGATIONS.
          ------------------------

          Consultant certifies that Consultant has no outstanding agreement or obligation that is conflict with any of the provisions of this Agreement, or that would preclude Consultant
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from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

     6.   TERM
          ----

          This Agreement will commence on the date first written above and will continue until December 31, 1999. This Agreement may be terminated earlier by the Company only in the event that Consultant breaches the terms of this Agreement, the terms of the Executive Separation Agreement entered into by and between the Company and Consultant in January 1998 or the terms of the Stock Repurchase Agreement entered into by and between the Company and Consultant dated November 27, 1998.

     7.   ASSIGNMENT
          ----------

          Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of the Company.

     8.   INDEPENDENT CONTRACTOR
          ----------------------

          Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, excluding travel expenses (if any), which if approved in advance by the Company will be reimbursed by the Company. Consultant acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay any withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

     9.   ARBITRATION AND EQUITABLE RELIEF
          --------------------------------

          (a) Except as provided in Section 9(b) below, the Company and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Los Angeles County, California, in accordance with the rules then in effect of the American Arbitration Association. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses.

          (b) Consultant agrees that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Section 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Section 2 or 3, the Company will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees that no bond or other
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security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and to the ordering of such specific performance.

     10.  GOVERNING LAW
          -------------

          This Agreement shall be governed by the laws of the State of California.

     11.  ENTIRE AGREEMENT
          ----------------

          This Agreement, and the exhibit attached hereto, is the entire agreement of the parties and supersedes any prior consulting agreements between them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    CONSULTANT



                                    --------------------------------------------

                                    By:  Steve Waszak

                                    Address:
                                              ----------------------------------

                                    VERTEL CORPORATION



                                    --------------------------------------------

                                    By:  Bruce Brown, President and CEO

                                    Address:  21300 Victory Blvd.
                                              Suite 1200
                                              Woodland Hills, CA 91367